EXHIBIT 99.1

Berkeley Lights Reports Fourth Quarter and Full Year 2020 Results and Provides Outlook for Full Year 2021

Fourth quarter 2020 revenue growth of 31% over same period of 2019

EMERYVILLE, Calif. February 25, 2021 – Berkeley Lights, Inc. (Nasdaq: BLI), a leader in Digital Cell Biology, today reported financial results for the fourth quarter and fiscal year ended December 31, 2020.

Recent Highlights
•Increased revenue 31% for the fourth quarter and 13% for the full year 2020 to $21.7 million and $64.3 million, respectively, compared to corresponding periods of 2019
•Grew installed base 56% year over year to 75 platforms with 9 placed during the fourth quarter 2020
•Launched 6 new workflows in 2020, enabling customers to find the best cell across a variety of new applications, bringing total to 8 commercial workflows
•Announced plans to launch a next generation Antibody Discover workflow, Opto Plasma B Discovery 4.0, which will create a new gold standard for lead molecule discovery
•Opened a large new market opportunity by signing a multi-year collaboration agreement focused on developing workflows to rapidly generate stable cell-lines for viral vector manufacturing
•Expanded leadership team with Pete Leddy as Chief Human Resources Officer, Mimi Healy as Chief Products Officer, and Kurt Wood transitioning to Chief Financial Officer as of March 15, 2021

“Amidst a global pandemic, the Berkeley Lights team delivered throughout 2020 and ended with strong fourth quarter results and, even more importantly, continued to build a strong foundation in existing and new markets,” said Berkeley Lights Chief Executive Officer Eric Hobbs, Ph.D. “The demand for cell-based products is growing rapidly and the Berkeley Lights’ technology will be a critical component to accelerate the commercialization of these products. I am more bullish than ever about the opportunities in front of us.”

Quarterly Financial Results

	Three Months Ended December 31,
(in thousands, except per share data)	2020	2019
	(unaudited)	(unaudited)
Revenue	$21,748	$16,622
Gross profit	14,806	12,389
Gross margin %	68%	75%
Operating expenses	26,639	15,669
Loss from operations	(11,833)	(3,280)
Net loss and net comprehensive loss	(12,128)	(3,464)
Net loss attributable to common stockholders per share, basic and diluted	(0.19)	(1.42)
Total stock-based compensation	5,851	1,005

Annual Financial Results

	Year Ended December 31,
(in thousands, except per share data)	2020	2019
	(unaudited)
Revenue	$64,303	$56,693
Gross profit	44,555	43,476
Gross margin %	69%	77%
Operating expenses	84,949	60,013
Loss from operations	(40,394)	(16,537)
Net loss and net comprehensive loss	(41,584)	(18,302)
Net loss attributable to common stockholders per share, basic and diluted	(1.39)	(7.46)
Total stock-based compensation	10,917	3,760

2021 Revenue Outlook

Berkeley Lights expects full year 2021 revenue to be in the range of $90 million to $100 million, representing 40% to 56% growth over the full year 2020.

Webcast and Conference Call Information

Berkeley Lights will host a conference call to discuss the fourth quarter and full year 2020 financial results after market close on Thursday, February 25, 2021 at 1:30 PM Pacific Time/4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.berkeleylights.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Berkeley Lights

Berkeley Lights is a leading Digital Cell Biology company focused on enabling and accelerating the rapid development and commercialization of biotherapeutics and other cell-based products for our customers. The Berkeley Lights Platform captures deep phenotypic, functional, and genotypic information for thousands of single cells in parallel and can also deliver the live biology customers desire in the form of the best cells. Our platform is a fully integrated, end-to-end solution, comprising proprietary consumables, including our OptoSelect chips and reagent kits, advanced automation systems, and application software. We developed the Berkeley Lights Platform to provide the most advanced environment for rapid functional characterization of single cells at scale, the goal of which is to establish an industry standard for our customers throughout their cell-based product value chain.

Berkeley Lights’ Beacon and Lightning systems and Culture Station instrument are: FOR RESEARCH USE ONLY. Not for use in diagnostic procedures.

Forward Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our 2021 revenue outlook, our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Press Contact                            Investor Contact
berkeleylights@bulleitgroup.com                ir@berkeleylights.com

Berkeley Lights, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Product revenue	$17,693	$12,938	$51,586	$43,460
Service revenue	4,055	3,684	12,717	13,233
Total revenue	21,748	16,622	64,303	56,693
Cost of sales:
Product cost of sales	4,554	3,453	13,021	11,245
Service cost of sales	2,388	780	6,727	1,972
Total cost of sales	6,942	4,233	19,748	13,217
Gross profit	14,806	12,389	44,555	43,476
Operating expenses:
Research and development	14,000	9,840	47,240	38,414
General and administrative	7,783	3,504	23,202	12,362
Sales and marketing	4,856	2,325	14,507	9,237
Total operating expenses	26,639	15,669	84,949	60,013
Loss from operations	(11,833)	(3,280)	(40,394)	(16,537)
Other income (expense):
Interest expense	(362)	(361)	(1,436)	(1,425)
Interest income	89	186	338	909
Other income (expense), net	10	5	82	(1,180)
Loss before income taxes	(12,096)	(3,450)	(41,410)	(18,233)
Provision for income taxes	32	14	174	69
Net loss and net comprehensive loss	$(12,128)	$(3,464)	$(41,584)	$(18,302)

Net loss attributable to common stockholders per share, basic and diluted	$(0.19)	$(1.42)	$(1.39)	$(7.46)
Weighted-average shares used in calculating net loss per share, basic and diluted	64,405,339	2,999,167	31,192,752	2,883,950

Berkeley Lights, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)

Assets	December 31, 2020	December 31, 2019
	(unaudited)
Current assets:
Cash and cash equivalents	$233,408	$81,033
Trade accounts receivable	12,939	9,334
Inventory	11,047	7,181
Prepaid expenses and other current assets	8,175	7,799
Total current assets	265,569	105,347
Restricted cash	270	270
Property and equipment, net	14,544	16,472
Operating lease right-of-use assets	16,718	7,785
Other assets	2,557	1,135
Total assets	$299,658	$131,009
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$3,491	$3,239
Accrued expenses and other current liabilities	8,401	6,229
Current portion of notes payable	11,594	5,765
Deferred revenue	5,482	9,686
Total current liabilities	28,968	24,919
Notes payable, net of current portion	8,301	14,062
Deferred revenue, net of current portion	1,709	1,461
Lease liability, long-term	15,899	6,784
Total liabilities	54,877	47,226
Stockholders’ equity:
Convertible preferred stock	—	224,769
Common stock	3	—
Additional paid-in capital	436,662	9,314
Accumulated deficit	(191,884)	(150,300)
Total stockholders’ equity	244,781	83,783
Total liabilities and stockholders’ equity	$299,658	$131,009